UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2006

Radnor Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-19495	23-2674715
(Commission File Number)	(IRS Employer Identification No.)

Radnor Financial Center, Suite A300 150 Radnor Chester Road, Radnor, Pennsylvania	19087-5292
(Address of Principal Executive Offices)	(Zip Code)

(610) 341-9600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2006, Radnor Holdings Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Loan Parties”) entered into a Second Amendment to Agreement Regarding Loans (the “Amendment”) with National City Business Credit, Inc. (“NCBC”), as agent, and lender, Bank of America, N.A., as syndication agent and lender (“BOA”), KeyBank, National Association, as lender (“Key,” collectively with NCBC and BOA, the “Lenders”) and National City Bank, as letter of credit issuer. Under the terms of the Amendment, the Lenders agreed to extend the term of the Agreement Regarding Loans previously entered into among the Loan Parties and the Lenders through August 2, 2006.

On July 27, 2006, the Company and certain of its subsidiaries (the “TCP Loan Parties”) also entered into an Amendment No. 1 to Forbearance, Standstill and Amendment Agreement (the “TCP Amendment”) with Special Value Expansion Fund, LLC and Special Value Opportunities Fund, LLC (collectively, the “TCP Lenders”) and Tennenbaum Capital Partners, LLC as Agent and Collateral Agent for the TCP Lenders (“TCP”). Under the terms of the TCP Amendment, the TCP Lenders and TCP agreed to extend the term of the Forbearance, Standstill and Amendment Agreement previously entered into among the TCP Loan Parties and the TCP Lenders through August 2, 2006.

Section 4 – Matters Related to Accountants and Financial Statements.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 27, 2006, the Audit Committee of the Board of Directors of the Company, upon recommendation of the Company’s management, determined that the Company’s consolidated financial statements as of and for each of the three years in the period ended December 30, 2005, as contained in the Company’s annual report on Form 10-K for the year ended December 30, 2005, and the Company’s interim condensed consolidated financial statements as of and for the periods ended April 1, 2005, July 1, 2005 and September 30, 2005, as contained in the Company’s quarterly reports on form 10-Q and 10-Q/A, should no longer be relied upon due to an error in the Company’s accounting treatment for certain inventory tolling arrangements.

This error related to an overstatement of inventory and an understatement of liability for inventory on consignment with the Company’s foodservice packaging operations under certain tolling arrangements. The Company has not yet finalized its analysis of the necessary adjustments; however, the Company anticipates that the cumulative effect of this error will reduce retained earnings by approximately $4.0 million through December 30, 2005.

The Audit Committee has discussed the subject matter giving rise to the restatement with the Company’s current independent registered accounting firm and the Company’s management has conducted preliminary discussions with its predecessor independent registered accounting firm.

The forward-looking statements contained herein are based on the Company’s current expectations and actual results may differ. The actual cumulative effect of the adjustments is dependent on the completion of the Company’s analysis, the preparation of restated consolidated financial statements, and the audit and review (and related reports) on the Company’s consolidated financial statements for affected periods by the Company’s independent registered accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOR HOLDINGS CORPORATION

Dated: July 27, 2006	By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President and Chief Executive Officer

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